Exhibit 10.19

黑龙江鑫达企业集团有限公司雇用备忘录

Heilongjiang Xinda Enterprise Group Company Limited
Employment Memorandum

张大鹤_(员工)与黑龙江鑫达企业集团有限公司(公司)(一个中国成立的公司)于2011年12月31 日签署生效的雇用备忘录.

On December 31, 2011, Taylor Zhang (employee) and Heilongjiang Xinda Enterprise Group Company Limited (the “company”)(a company established in China) entered into an employment memorandum, effective at the date of signing of this agreement.

鉴于 公司聘用员工， 因此提出此备忘录. 服务条款于下.

WHEREAS, the employee is employed by the company, therefore it is proposed the memorandum. The service terms are as follows.

鉴于 员工愿意帮公司服务, 条款条件于下.

WHEREAS, employee is willing to provide service to the company, and the provisions and conditions are as follows.

   因此, 双方的承诺必须在友好和互惠的前提下考虑, 且必须有合理合法的认知, 双方同意于下:

THEREFORE，promises of both parties must be considered under friendly and mutual beneficial condition, and  must have reasonable and legal recognition. Both parties agree:

1.公司同意雇用员工, 员工接受公司的雇用, 双方都须遵照此备忘录.
The company agrees to employ the employee, and the employee accepts the company’s employment. Both parties must comply with the memorandum.

2.薪资和福利

Compensation and Benefits

  a. 基本工资 -聘用期间公司同意为员工对公司与公司子公司的服务支付薪资15,000美元每月. 每年结束或者接近结束时， 公司可以按照公司相应规定决定薪酬待遇的调整.

Basic Salary-the company agrees to pay the employee a monthly salary of US$15,000 for his service to the company and its subsidiaries. At the end of each year or approaching to the annual ending, the company may determine salary adjustment according to related regulations.

b．年度奖励-标准为一年180,000美元，根据员工全年目标完成情况，按公司薪酬 管理制度规定的核算方式及时间进行核算及支付。

Annual Award Salary- the standard is US$180,000 per year, which amount is subject to the achievement of the corresponding year’s performance goals. The calculation and payment of the year’s performance-based salary are based on accounting method and time set forth in the company’s compensation management policy.

c. 福利 - 公司还将在执行者任职期间按公司规定提供带薪培训福利。执行者将每年有两周的带薪假期并且按照公司的政策，因私人原因获得合理数量的其他休假日。

Welfares-company will provide paid training for the employee during the employment period. The employee will have two weeks paid holiday and according to company’s policy, the employee may get other reasonable holidays due to personal reasons.

d．股/期权奖励 – 有公司薪酬委员会决定，员工每年可享有一定股权和期权奖励。具体条款将根据薪酬委员会决议和股权、期权发行协议制约。

Share /option awards- determined by company’s compensation committee that employees may enjoy certain stock equity and option awards. Specific terms will subject to the resolution of compensation committee and the issuance agreement of stock equity and option.

黑龙江鑫达企业集团有限公司 Heilongjiang Xinda Enterprise Group Company Limited 签字: _____________________________ BY: Seal 姓名:____________________________ NAME: 日期:_____________________________ DATE:	员工 Employee 签字:________________________ BY: /s/ Taylor Zhang 姓名: ____________________ NAME: Taylor Zhang 日期: _ ________________ DATE: